Exhibit 99.1

B&G Foods Announces First Quarter 2010 Financial Results

— Reports EBITDA growth of 9.7% Year-Over-Year to $30.0 million —

— Increases Fiscal 2010 Guidance —

Parsippany, N.J., April 27, 2010—B&G Foods, Inc. (NYSE: BGS) today announced financial results for the thirteen weeks ended April 3, 2010 (first quarter of 2010).

Highlights

•                  EBITDA* increased 9.7% year-over-year to $30.0 million from $27.4 million

•                  Net sales increased 5.5% to $125.2 million from $118.6 million

•                  Adjusted earnings per share* increased 22.2% to $0.22 from $0.18 in prior year first quarter

•                  Fiscal 2010 EBITDA guidance raised to $108.0 to $111.0 million

Financial Results for the First Quarter of 2010

Net sales for the first quarter of 2010 increased 5.5% to $125.2 million from $118.6 million for the thirteen weeks ended April 4, 2009 (first quarter of 2009).  This $6.6 million increase was attributable to unit volume and sales price increases of $4.7 million and $1.9 million, respectively.

Gross profit for the first quarter of 2010 increased 8.5% to $42.0 million from $38.7 million in the first quarter of 2009.  Gross profit expressed as a percentage of net sales increased 0.9 percentage points to 33.6% for the first quarter of 2010 from 32.7% in the first quarter of 2009.  The increase in gross profit expressed as a percentage of net sales was primarily attributable to increased sales prices of $1.9 million and a decrease in commodity and ingredient costs slightly offset by higher packaging and fuel surcharge costs.  Operating income increased 10.7% to $26.4 million for the first quarter of 2010, from $23.8 million in the first quarter of 2009.

The Company’s adjusted net income* for the first quarter of 2010 was $10.4 million, and adjusted earnings per share was $0.22, as compared to adjusted net income of $6.6 million and adjusted earnings per share of $0.18, for the first quarter of 2009.  Under U.S. Generally Accepted Accounting Principles (GAAP), the Company’s reported net income was $0.3 million, or $0.01 per share, for the first quarter of 2010, as compared to reported net income of $5.9 million, or $0.16 per share, for the first quarter of 2009.

For the first quarter of 2010, EBITDA increased 9.7% to $30.0 million from $27.4 million for the first quarter of 2009.

*            Please see “About Non-GAAP Financial Measures and Items Affecting Comparability” below for definitions of the terms EBITDA, adjusted net income and adjusted earnings per share as well as information concerning certain items affecting comparability and reconciliations of the non-GAAP terms EBITDA, adjusted net income and adjusted earnings per share to the most comparable GAAP financial measures.

David L. Wenner, President and Chief Executive Officer of B&G Foods, stated, “First quarter was an excellent quarter for our business.  The $30.0 million EBITDA was a record quarterly EBITDA for our Company, and was achieved through strong volume growth complemented by improved net pricing.  Key metrics in the business are all excellent — cash is at an all-time high for quarter-end at $69.4 million, net leverage(1) for the latest twelve months is 3.9 times EBITDA, and adjusted EPS increased by 22.2%.  Given this strong performance, we are raising our fiscal 2010 EBITDA guidance to $108.0 to $111.0 million.”

Guidance

EBITDA for fiscal 2010 is expected to be approximately $108.0 to $111.0 million.  B&G Foods expects to make capital expenditures of approximately $11.0 million in the aggregate during fiscal 2010.

Issuance of 7.625% Senior Notes and Retirement of 12% Senior Subordinated Notes and 8% Senior Notes

In January 2010, the Company issued $350.0 million aggregate principal amount of 7.625% senior notes due 2018 at a public offering price of 99.271% of face value.  The original issue discount of $2.6 million will be amortized over the life of the notes as interest expense.  The Company used a portion of the proceeds of the senior notes offering to repurchase the remaining $69.5 million aggregate principal amount of the 12% senior subordinated notes then outstanding at prices ranging from 106.0% to 106.5% of such principal amount, plus accrued and unpaid interest.  The Company also used a portion of the offering proceeds to repurchase the entire $240.0 million aggregate principal amount of the 8% senior notes at prices ranging from 102.0% to 102.375% of such principal amount, plus accrued and unpaid interest.

In connection with the issuance of the 7.625% senior notes, the Company capitalized $8.2 million of debt financing costs during the first quarter of 2010, which will be amortized over the term of the senior notes.  In connection with the retirement of the 12% senior subordinated notes and 8% senior notes, the Company incurred a loss on extinguishment of debt of $15.2 million during the first quarter of 2010, including the repurchase premium of $10.7 million and a write-off and expense of $4.5 million of deferred debt financing costs.

Conference Call

B&G Foods will hold a webcast and conference call at 4:30 p.m. ET today, April 27, 2010.  The call will be webcast live from B&G Foods’ website at www.bgfoods.com under “Investor Relations—Company Overview.”  The call can also be accessed live over the phone by dialing (888) 428-9505 or for international callers by dialing (719) 457-2674.

A replay of the call will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers.  The password is 6144043.  The replay will be available from April 27, 2010 through May 4, 2010.  Investors may also access a web-based replay of the call at the Investor Relations section of B&G Foods’ website, www.bgfoods.com.

(1)  Net leverage is defined as net debt divided by EBITDA.  Net debt is defined as total debt less cash and cash equivalents.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted net income,” “adjusted earnings per share” and “EBITDA” (net income before net interest expense, income taxes, depreciation and amortization and loss on extinguishment of debt) are “non-GAAP financial measures.”  A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in B&G Foods’ consolidated balance sheets and related consolidated statements of operations and cash flows.  Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.  The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

The Company uses “adjusted net income” and “adjusted earnings per share,” which are calculated as reported net income and reported earnings per share adjusted for certain items that affect comparability.  These non-GAAP financial measures reflect adjustments to reported net income and earnings per share to eliminate the items identified in the table below.  This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as the Company’s management.  Because the Company cannot predict the timing and amount of charges associated with unrealized gains or losses on the Company’s interest rate swap and gains or losses on extinguishment of debt, management does not consider these costs when evaluating the Company’s performance or when making decisions regarding allocation of resources.

A reconciliation of EBITDA with net income and net cash provided by operating activities is included below for the first quarter of 2010 and first quarter of 2009, along with the components of EBITDA.  Also included below are reconciliations of the non-GAAP terms adjusted net income and adjusted earnings per share to reported net income and reported earnings per share.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico.  B&G Foods’ products include hot cereals, fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles, peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty, private label, club and mass merchandiser channels of distribution.  Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Cream of Rice, Cream of Wheat, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, Sa-són, Trappey’s, Underwood, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  The forward-looking statements contained in this press release include, without limitation, statements related to our expectations regarding EBITDA for fiscal 2010.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for fiscal 2009 filed on March 1, 2010.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Don Duffy	Matt Lindberg
866-211-8151	203-682-8214

B&G Foods, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	April 3, 2010	January 2, 2010
Assets

Current assets:
Cash and cash equivalents	$69,358	$39,930
Trade accounts receivable, less allowance for doubtful accounts and discounts of $584 in 2010 and $631 in 2009	30,495	34,488
Inventories	88,765	86,134
Prepaid expenses	1,530	2,523
Income tax receivable	2,347	864
Deferred income taxes	1,671	1,981
Total current assets	194,166	165,920

Property, plant and equipment, net of accumulated depreciation of $74,320 and $72,217	53,748	53,598
Goodwill	253,353	253,353
Trademarks	227,220	227,220
Customer relationship intangibles, net	108,255	109,868
Net deferred debt financing costs and other assets	10,237	6,935
Total assets	$846,979	$816,894

Liabilities and Stockholders’ Equity

Current liabilities:
Trade accounts payable	$25,462	$22,574
Accrued expenses	14,980	18,326
Dividends payable	8,095	8,052
Total current liabilities	48,537	48,952

Long-term debt	477,508	439,541
Other liabilities	18,745	19,265
Deferred income taxes	84,691	83,528
Total liabilities	629,481	591,286
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value per share. Authorized 1,000,000 shares; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value per share. Authorized 100,000,000 shares; 47,618,660 and 47,367,292 shares issued and outstanding as of April 3, 2010 and January 2, 2010	476	474
Class B common stock, $0.01 par value per share. Authorized 25,000,000 shares; no shares issued or outstanding	—	—
Additional paid-in capital	222,785	231,549
Accumulated other comprehensive loss	(9,051)	(9,377)
Retained earnings	3,288	2,962
Total stockholders’ equity	217,498	225,608
Total liabilities and stockholders’ equity	$846,979	$816,894

B&G Foods, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended
	April 3, 2010	April 4, 2009

Net sales	$125,182	$118,638
Cost of goods sold	83,154	79,889
Gross profit	42,028	38,749

Operating expenses:
Sales, marketing and distribution expenses	11,507	10,987
General and administrative expenses	2,545	2,339
Amortization expense—customer relationships	1,613	1,613
Operating income	26,363	23,810

Other expenses:
Interest expense, net	10,622	14,289
Loss on extinguishment of debt	15,224	—
Income before income tax expense	517	9,521
Income tax expense	191	3,608
Net income	$326	$5,913

Basic weighted average shares outstanding:	47,434	36,197
Class A common stock
Diluted weighted average shares outstanding:	47,728	36,197
Class A common stock

Basic and diluted earnings per share:
Class A common stock	$0.01	$0.16

Cash dividends declared per share:
Class A common stock	$0.17	$0.17

B&G Foods, Inc. and Subsidiaries

Reconciliation of EBITDA to Net Income and to Net Cash Provided by Operating Activities

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	April 3, 2010	April 4, 2009
	(dollars in thousands)
Net income	$326	$5,913
Income tax expense	191	3,608
Interest expense, net(1)	10,622	14,289
Depreciation and amortization	3,659	3,560
Loss on extinguishment of debt(2)	15,224	—
EBITDA(3)	30,022	27,370
Income tax expense	(191)	(3,608)
Interest expense, net	(10,622)	(14,289)
Deferred income taxes	107	2,834
Amortization of deferred financing costs and bond discount	515	792
Unrealized loss on interest rate swap	303	743
Reclassification to net interest expense for interest rate swap	423	422
Share-based compensation expense	463	747
Excess tax benefit from share-based compensation	(330)	—
Changes in assets and liabilities	1,186	(4,385)
Net cash provided by operating activities	$21,876	$10,626

(1)                 Net interest expense in the first quarter of 2010 includes costs relating to the unrealized loss on our interest rate swap and a reclassification of amounts recorded in accumulated other comprehensive loss related to the swap.  Net interest expense in the first quarter of 2009 includes costs relating to the unrealized loss on our interest rate swap subsequent to our determination that the swap was no longer an effective hedge for accounting purposes, due to Lehman’s bankruptcy filing in September 2008 and a reclassification of amounts recorded in accumulated other comprehensive loss related to the swap.  See our Quarterly Report on Form 10-Q filed with the SEC on April 27, 2010 for additional details.

(2)                 Loss on extinguishment of debt for the first quarter of 2010 includes $15.2 million of costs relating to our repurchase and redemption of $69.5 million aggregate principal amount of senior subordinated notes and $240.0 million aggregate principal amount of senior notes, including $10.7 million for the payment of a repurchase premium and a non-cash charge of $4.5 million for the write-off of unamortized deferred debt financing costs associated with the notes repurchased.  During the first quarter of 2009, we did not extinguish any debt.

(3)                 EBITDA is a measure used by management to measure operating performance.  We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization and loss on extinguishment of debt. Management believes that it is useful to eliminate net interest expense, income taxes, depreciation and amortization and loss on extinguishment of debt because it allows management to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations.  We use EBITDA in our business operations, among other things, to evaluate our operating performance, develop budgets and measure our performance against those budgets, determine employee bonuses and evaluate our cash flows in terms of cash needs. We also present EBITDA because we believe it is a useful indicator of our historical debt capacity and ability to service debt and because covenants in our credit facility and our senior notes indenture contain ratios based on this measure. As a result, internal management reports used during monthly operating reviews feature the EBITDA metric. However, management uses this metric in conjunction with traditional GAAP operating performance and liquidity measures as part of its overall assessment of company performance and liquidity and therefore does not place undue reliance on this measure as its only measure of operating performance and liquidity.

EBITDA is not a recognized term under GAAP and does not purport to be an alternative to operating income or net income as an indicator of operating performance or any other GAAP measure. EBITDA is not a complete net cash flow measure because EBITDA is a measure of liquidity that does not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions, if any, and pay its income taxes and dividends. Rather, EBITDA is a potential indicator of an entity’s ability to fund these cash requirements. EBITDA also is not a complete measure of an entity’s profitability because it does not include costs and expenses for depreciation and amortization, loss on extinguishment of debt, interest and related expenses and income taxes. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. However, EBITDA can still be useful in evaluating our performance against our peer companies because management believes this measure provides users with valuable insight into key components of GAAP amounts.

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability — Reconciliation of Adjusted Information to GAAP Information

(In thousands)

(Unaudited)

	First Quarter
	2010	2009
Reported net income	$326	$5,913
Loss on extinguishment of debt, net of tax(1)	9,591	—
Non-cash adjustments on interest rate swap, net of tax(2)	457	723
Adjusted net income	$10,374	$6,636
Adjusted EPS — Class A common stock	$0.22	$0.18

(1)         Loss on extinguishment of debt for the first quarter of 2010 includes $15.2 million of costs relating to our repurchase and redemption of $69.5 million aggregate principal amount of senior subordinated notes and $240.0 million aggregate principal amount of senior notes, including $10.7 million for the payment of a repurchase premium and a non-cash charge of $4.5 million for the write-off of unamortized deferred debt financing costs associated with the notes repurchased.  During the first quarter of 2009, we did not extinguish any debt.

(2)         Includes an unrealized loss on interest rate swap and a reclassification from accumulated other comprehensive loss to interest expense, net on interest rate swap.  The counterparty of the Company’s interest rate swap is an affiliate of Lehman Brothers.  Following the bankruptcy of Lehman Brothers, we determined that the interest rate swap was no longer an effective hedge for accounting purposes.  These adjustments will reverse over the remaining life of the interest rate swap agreement as a non-cash, non-operating gain.